SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) January 26, 1994


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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









Item 7.  Financial Statements and Exhibits

          In connection with Debt Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-39161 and No. 33-48128 ), we hereby file the following press release.

     Exhibit
     Number                        Description of Exhibit
     -------          -------------------------------------------------

       99             Copy of the Registrant's Earnings Press Release,
                        dated January 26, 1994






































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







                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




January 26, 1994

























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









                                 EXHIBIT INDEX




Exhibit
Number                                 Description
- -------          -------------------------------------------------------

  99             Copy of the Registrant's Earnings Press Release, dated
                   January 26, 1994.







































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


                                                  EXHIBIT 99





                                    Contact:  Mike Ricciuto
                                              (302) 774-2883



          WILMINGTON, Del., Jan. 26 --  DuPont fourth quarter
and full year 1993 earnings showed substantial improvement over 1992. The company reported net income of $226 million for the fourth quarter of 1993, or $.33 per share, compared with a loss of $230 million, or $.35 per share, for the same period last year.  Excluding nonrecurring items from each period,
fourth quarter earnings were $.48 per share, up from $.14 per share earned in the fourth quarter, 1992, resulting in the full year being up 25 percent.
          Nonrecurring items in the fourth quarter of 1993 resulted in a net charge of $103 million, or $.15 per share, reflecting an accrual of $144 million after-tax, or $.21 per share, for certain product liability claims and legal expenses, predominantly related to the recall of "Benlate" DF fungicide, and a $.02 per share charge for early redemption of debt. These charges were partly offset by a net gain of $52 million, or $.08 per share, on the previously announced sales of Remington Arms Company and DuPont Canada's polyethylene business. The additional accrual for "Benlate" DF updates the estimate of costs relating to the product recall, following the first full quarter's experience of court trials and review of case histories and rate of spending on litigation. The fourth quarter of 1992 included net nonrecurring charges of $327 million, or $.49 per share, primarily due to restructuring.
          "Our fourth quarter results show a substantial improvement over a year ago," said Chairman Edgar S. Woolard. "This is reflected particularly in petroleum and in a number of our chemicals and specialty businesses.  Our businesses
have benefited in the quarter from reduced fixed costs, better results in Europe, and improving economic conditions in the United States. In addition, aggressive working capital management substantially reduced inventories, thus boosting cash flow."
          Net income for the full year 1993 was $555 million, or $.81 per share, compared with a loss for 1992 of $3,927 million, or $5.85 per share. Excluding nonrecurring items from both years and one-time charges in 1992 for adoption of new account-ing standards, 1993 earnings were $1,677 million, or $2.46 per share, 25 percent higher than the $1,341 million, or $1.98 per share earned last year.
          Total sales for 1993 were $37.1 billion, down
2 percent versus 1992.   Combined sales for Chemicals, Fibers,
Polymers and Diversified Businesses were 2 percent lower than last year, on somewhat higher volumes.

          Said Woolard, "It is gratifying to begin to see the results of our cash management and productivity improvement strategies implemented over the last several years. Our focus on cash management resulted in a reduction in borrowings in 1993 of more than $1 billion. This year's 25 percent increase in earnings before nonrecurring items was primarily due to improvement in the petroleum segment, a large part of which is the result of aggressive cost reduction and restructuring programs. Chemicals and specialty businesses also benefited from lower costs, but this was mitigated somewhat by weak economic conditions in Europe. We will continue with strong efforts to improve productivity and increase revenues, so that our businesses grow faster than the growth anticipated in global economies."
          The following compares segment results for the full year 1993 with prior year, excluding the impact of nonrecurring items described in the accompanying footnotes:
          Petroleum segment earnings were $743 million, up
$310 million, or 72 percent from last year. Upstream earnings of $441 million were 79 percent higher, reflecting significantly lower costs, higher international crude oil and worldwide natural gas volumes, higher U.S. natural gas prices, and lower effective tax rates. Downstream earnings were $302 million, 62 percent above last year, primarily reflecting lower costs and higher refined products margins.

          Chemicals segment earnings were $282 million, up
2 percent from $277 million earned last year, reflecting improvements in chemical specialties, partly offset by lower results for white pigments. The latter experienced declining prices for most of the year, despite increases in volume. Segment sales were down 2 percent, largely due to the currency effects of a strong dollar.
          Fibers segment earnings of $425 million were 11 percent below the $478 million for 1992. This is mainly attributable to lower earnings for "Lycra" spandex and nylon, particularly in Europe. Sales were up 2 percent, principally reflecting additional nylon business acquired from ICI, partly offset by 3 percent lower selling prices. U.S. selling prices were flat, while outside the United States, prices were lower by 9 percent, reflecting the stronger dollar.
          Earnings for the Polymers segment were $340 million, unchanged from last year. Improvements in the businesses supplying automotive original equipment and aftermarkets were largely offset by lower results in non-automotive markets.
Sales were up less than 1 percent, reflecting 5 percent higher volume almost entirely offset by lower prices, principally due to currency effects.
          Diversified Businesses segment earnings were
$238 million, up 35 percent from last year. Excluding the impact of coal results, which were adversely affected for much



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


of the year by United Mine Workers strikes, segment earnings increased $169 million, or 146 percent. This reflects strong results from crop protection chemicals and substantial cost improvements in printing and publishing from restructuring. Segment sales were down 7 percent on lower volume, principally due to disposition of the connectors business.


1/26/94



















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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                        Three Months Ended              Year Ended
CONSOLIDATED INCOME STATEMENT                               December 31                 December 31
- ----------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1993         1992        1993          1992
- ----------------------------------------------------------------------------------------------------------
SALES ............................................       $9,251       $9,161      $37,098      $37,799
Other Income .....................................          235          119          743          553
                                                         ------       ------      -------      -------
    Total ........................................        9,486        9,280       37,841       38,352
                                                         ------       ------      -------      -------
Cost of Goods Sold and Other Expenses ............        7,300<Fa><Fb>7,084       27,951<Fa><Fb>28,609<Fa>
Selling, General and Administrative Expenses .....          806          957        3,309        3,743
Depreciation, Depletion and Amortization .........          757          767        2,833        2,655
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ..........          120          119          361          416
Interest and Debt Expense ........................          142          171          594          643
Restructuring Charges<Fc>.........................          -            475        1,835          475
                                                         ------       ------      -------      -------
    Total ........................................        9,125        9,573       36,883       36,541
                                                         ------       ------      -------      -------
EARNINGS (LOSS) BEFORE INCOME TAXES ..............          361         (293)         958        1,811
Provision for Income Taxes .......................          124         (132)<Fd>     392<Fe>      836<Fd>
                                                         ------       ------      -------      -------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND
  TRANSITION EFFECT OF ACCOUNTING CHANGES ........          237         (161)         566          975
Extraordinary Charge from Early Extinguishment
  of Debt ........................................          (11)         (69)         (11)         (69)
Transition Effect of Changes in Accounting
  Principles<Ff>..................................           -            -            -        (4,833)
                                                         ------       ------      -------      -------
NET INCOME (LOSS) ................................       $  226       $ (230)     $   555      $(3,927)
                                                         ======       ======      =======      =======


EARNINGS (LOSS) PER SHARE OF COMMON STOCK<Fg>
  Income (Loss) Before Extraordinary Item and
    Transition Effect of Accounting Changes ......       $  .35       $ (.25)     $   .83      $  1.43
  Extraordinary Charge from Early Extinguishment
    of Debt ......................................         (.02)        (.10)        (.02)        (.10)
  Transition Effect of Changes in Accounting
    Principles<Ff>................................           -            -            -         (7.18)
                                                         ------       ------      -------      -------
  NET INCOME (LOSS) ..............................       $  .33       $ (.35)     $   .81      $ (5.85)
                                                         ======       ======      =======      =======
DIVIDENDS PER SHARE OF COMMON STOCK ..............       $  .44       $  .44      $  1.76      $  1.74
                                                         ======       ======      =======      =======





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



[FN]

<Fa>1993, fourth quarter and year, and 1992 year include charges of $200 and
      $212, respectively,  associated with the "Benlate" DF fungicide recall.
<Fb>Costs are down approximately $80 due to an inventory decrease under last-in, first-out inventory method.
<Fc>Includes charges for asset write-downs, employee separation costs, facility shutdowns, and other restructuring costs. 1992 data have been reclassified to capture similar charges.
<Fd>Includes exchange gain of $71 for the quarter and $97 for the year related to unhedged non-U.S. deferred tax liabilities established on the adoption of SFAS No. 109.
<Fe>Includes a benefit of $265 resulting from tax law changes, primarily in the United Kingdom.
<Ff>Changes in accounting for postretirement benefits other than pensions and income taxes resulted in charges to net income of $3,788 ($5.63 per share) and $1,045 ($1.55 per share), respectively.
<Fg>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                           Year Ended December 31:
                             1993 -- 676,622,115
                             1992 -- 673,454,935


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                        Three Months Ended             Year Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                   December 31                December 31
- --------------------------------------------------------------------------------------------------------
(Dollars in millions)                                    1993        1992          1993        1992
- --------------------------------------------------------------------------------------------------------
SALES
- -----
Chemicals .........................................     $  881      $  879       $ 3,546     $ 3,617
Fibers ............................................      1,623       1,486         6,188       6,074
Polymers ..........................................      1,458       1,444         5,869       5,856
Petroleum .........................................      4,059       3,966        15,771      16,065
Diversified Businesses ............................      1,230       1,386         5,724       6,187
                                                        ------      ------       -------     -------
    Total .........................................     $9,251      $9,161       $37,098     $37,799
                                                        ======      ======       =======     =======

AFTER-TAX OPERATING INCOME (LOSS)<Fa><Fb><Fc>
- ---------------------------------
Chemicals .........................................     $   66<Fd>  $  -         $   166<Fd> $   226
Fibers ............................................        104         (17)          169         409
Polymers ..........................................         60<Fd>       4           177<Fd>     318
Petroleum .........................................        163          (2)          812<Fe>     337
Diversified Businesses ............................        (53)<Fd>   (138)         (407)<Fd>    (49)<Ff>
                                                        ------      ------       -------     -------
    Total .........................................        340        (153)          917       1,241

Interest and Other Corporate
  Expenses Net of Tax .............................       (103)         (8)<Fg>     (351)       (266)<Fg>
                                                        ------      ------       -------     -------

NET INCOME (LOSS)<Fh>..............................     $  237      $ (161)      $   566     $   975
- -----------------                                       ======      ======       =======     =======

<Fa>The year ended December 31, 1993 includes the following third-quarter charges for asset write-downs, employee separation costs, facility shutdowns, and other restructuring costs:

        Chemicals                   $  112 (1)
        Fibers                         266 (2)
        Polymers                       148 (3)
        Petroleum                      172 (4)
        Diversified Businesses         597 (5)
                                    $1,295
        (1) Includes $59 for asset write-downs and facility shutdowns for the fluorochemicals and specialty chemicals businesses.
        (2) Includes $46 for facility shutdowns and asset write-downs, primarily for the nylon business.
        (3) Includes $64 for shutdown of a portion of a polymers plant in LaPorte, Texas.
        (4) Includes $147 for asset write-downs of certain North American petroleum-producing properties.
        (5) Includes $448 for asset write-downs, primarily intangibles and facilities for the printing and publishing business.

                                                   12

[FN]

<Fb>The year ended December 31, 1993 includes a third-quarter benefit of $265 resulting from tax law changes. The Petroleum segment reflects $230, primarily due to a reduction in deferred U.K. petroleum revenue taxes, and $35 is reflected in the remaining segments.
<Fc>1992 includes the following fourth-quarter charges for termination incentives and payments, as well as certain other charges, related to business restructurings:

        Chemicals                   $ 51 (1)
        Fibers                        69 (2)
        Polymers                      22
        Petroleum                     96 (3)
        Diversified Businesses        91 (4)
                                    $329
        (1) Includes $38 charge for project and facility shutdowns.
        (2) Includes $38 charge principally for shutdown of fire-damaged facilities.
        (3) Includes $17 charge for shutdown of refinery facilities.
        (4) Includes $42 charge principally for withdrawal from certain printing and publishing business lines.

<Fd>Includes a fourth-quarter net charge of $92 related to certain product liability claims and litigation costs ($144) of which $126 is associated with the "Benlate" DF fungicide recall, and a loss on the sale of a polyethylene business ($17) partly offset by benefit from sale of Remington Arms Company ($69). The foregoing amounts are reflected in the Chemicals ($10), Polymers ($25) and Diversified Businesses ($57) segments.
<Fe>Includes a $21 loss from sale of petroleum-producing properties and a $32 gain from exchange of North Sea properties.
<Ff>Includes a charge of $134 associated with the "Benlate" DF fungicide recall.
<Fg>Includes an exchange gain of $71 for the quarter and $97 for the year related to unhedged non-U.S. deferred tax liabilities established on the adoption of SFAS No. 109.
<Fh>Before extraordinary item and the transition effect of changes in accounting principles.



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                   After-Tax Operating Income
                                                       -------------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION               Three Months Ended             Year Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                      December 31                December 31
- --------------------------------------------------------------------------------------------------------
(Dollars in millions)                                    1993        1992          1993        1992
- --------------------------------------------------------------------------------------------------------
Chemicals .........................................      $ 76        $ 51         $  282      $  277
Fibers ............................................       104          52            425         478
Polymers ..........................................        85          26            340         340
Petroleum .........................................       163          94            743         433
Diversified Businesses ............................         4         (47)           238         176
                                                         ----        ----         ------      ------

    Total .........................................       432         176          2,028       1,704

Less:  Interest and Other Corporate Expenses
  Net of Tax ......................................      (103)        (79)          (351)       (363)
                                                         ----        ----         ------      ------

                                                         $329        $ 97         $1,677      $1,341
                                                         ====        ====         ======      ======









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